Exhibit 99.1

Trex Company Reports Third Quarter 2022 Results

Revenue and EBITDA Results Consistent with Expectations

Focus on Cost Efficiency

Repurchased 1.7 million shares

Reaffirms Fourth Quarter Revenue and EBITDA Margin Guidance

WINCHESTER, Va.--(BUSINESS WIRE)--October 31, 2022--Trex Company, Inc. (NYSE:TREX), the world’s #1 brand of high-performance, low-maintenance and eco-friendly composite decking, railing and outdoor living products and a leading national provider of custom-engineered commercial railing systems, today reported third quarter 2022 results and year-to-date performance.

Third Quarter 2022 Highlights

  Consolidated net sales of $188 million
  Net income of $15 million; diluted earnings per share of $0.14, excluding severance charges
  EBITDA was $32 million; EBITDA margin of 17.0%, excluding severance charges

CEO Comments

“Third quarter sales and EBITDA were in line with our expectations which we signaled last quarter, as our channel partners were able to meet demand requirements through drawdowns of existing inventory. Responding quickly to this dynamic, Trex immediately took measures to reduce production levels, right size our employee base, and implement cost efficiency programs. While reducing our employee base, we have retained our most experienced manufacturing talent, preserving our ability to quickly and efficiently ramp up production as demand rebounds," said Bryan Fairbanks, President and CEO of Trex.

“At the same time, we continued to support our long-term growth trajectory by expanding our distribution network, investing in our brand and commercializing new products that broaden our market opportunity. Launched nationally in the second quarter, Trex Transcend® Lineage™ decking garnered positive feedback from channel partners and consumers, underscoring our reputation for innovation that meets the evolving needs of the marketplace. In September and October, we strengthened our best-in-class distribution network by adding two additional distribution locations to service and expand the availability of Trex outdoor living products in the fast-growing Texas market.

“With our strong free cash flow generation and confidence in the Company’s long term growth prospects, we continued our share buyback program. During the third quarter, we repurchased 1.7 million shares of our outstanding common stock.”

Third Quarter 2022 Results

Third quarter 2022 consolidated net sales were $188 million, compared to $336 million in the prior-year quarter. Trex Residential net sales were $178 million compared to $319 million in the 2021 quarter. The decrease in Trex Residential net sales was primarily due to a decline in volume. Beginning in the third quarter, our channel partners rightsized their inventories and met demand partially through inventory drawdowns, rather than reordering products. Trex Commercial contributed $11 million to consolidated net sales.

Consolidated gross profit as a percentage of net sales, gross margin, was 24.5% in the third quarter 2022 compared to 38.2% in the year ago quarter. This decrease is primarily due to reduced production at Trex Residential resulting from inventory drawdowns by distribution.

Selling, general and administrative expenses were $27 million, or 14.2% of net sales, compared to $34 million, or 10.1% of net sales, in the third quarter 2021. Excluding the $1.2 million severance charge related to employee count reductions in the third quarter 2022, the decrease in selling, general and administrative expenses was $8.3 million compared to third quarter 2021. The $8.3 million decrease was primarily the result of a decrease of $10.8 million in incentive compensation expense, offset by a $1.9 million increase in marketing and branding spend and an increase in other operating expenses of approximately $1.0 million.

Net income for the third quarter 2022 was $14 million, or $0.13 per diluted share, compared to $74 million, or $0.64 per diluted share, in the third quarter 2021. Third quarter 2022 EBITDA was $31 million, and EBITDA margin was 16.4%.

The Company repurchased 1.7 million shares of its outstanding common stock totaling $100 million during the quarter. The Company has 2.6 million shares remaining as of the end of the quarter that may be repurchased under the program.

Year-to-Date Results

Year-to-date consolidated net sales were $914 million, up from $893 million reported in the year ago period. Trex Residential net sales increased 3% to $879 million, with Trex Commercial contributing $35 million. Year-to-date 2022 consolidated gross margin was 37.0% compared to 38.3% year-to-date 2021.

Selling, general and administrative expenses were $106 million, or 11.6% of net sales, compared to $103 million, or 11.5% of net sales.

Net income year-to-date was $174 million, or $1.55 per diluted share, compared to $184 million, or $1.59 per diluted share. EBITDA year-to-date was $265 million, resulting in an EBITDA margin of 29.0%, compared to EBITDA of $271 million and EBITDA margin of 30.3% during the same period in the prior year.

Summary and Outlook

“Looking ahead to the fourth quarter, we re-affirm our guidance for net sales of $180 million to $190 million and our expectation for full year EBITDA margin of 27% to 29% and fourth quarter EBITDA margin of 22% to 25%. Capital expenditure guidance for 2022 is $170 million to $180 million, as we continue to a build out our greenfield Arkansas facility, but at a measured pace. The development approach is modular and calibrated to demand trends for Trex Residential outdoor living products.

"Supported by our industry-leading brand, market leading products and manufacturing efficiency, we remain well positioned as the prime beneficiary of long-term trends towards outdoor living,” Fairbanks noted. “Our focus on wood conversion while operating in a sustainable and socially responsible manner remains unwavering. The Trex product portfolio captures demand across a broad consumer base and we have the highest production efficiency within the composite industry. We believe the actions we have taken will not only allow us to navigate effectively through any potential economic slowdown but also position Trex for enhanced growth and profitability when demand resumes,” Fairbanks concluded.

Third Quarter 2022 Conference Call and Webcast Information

Trex will hold a conference call to discuss its third quarter 2022 results on Monday, October 31, 2022 at 5:00 p.m. ET. To participate on the day of the call, dial 1-844-792-3734, or internationally 1-412-317-5126, approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at 3Q22 Earnings Webcast. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures of earnings before interest, income taxes, depreciation and amortization (EBITDA) and EBITDA as a percentage of net sales, EBITDA margin. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP and are not meant to be considered superior to or a substitute for our GAAP results. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of these non-GAAP financial measures to GAAP information are included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Net Income	$14,423	$73,795	$174,549	$183,705
Severance charges	1,222	-	1,222	-
Income tax effect, at a 25% effective tax rate	(305)	-	(305)	-
Adjusted Net Income	$15,340	$73,795	$175,466	$183,705

Diluted earnings per share	$0.13	$0.64	$1.55	$1.59
Adjusted diluted earnings per share	$0.14	$0.64	$1.56	$1.59

Reconciliation of net income (GAAP) to EBITDA and EBITDA margin (non-GAAP) is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	($ in thousands)
Net Income	$14,423	$73,795	$174,549	$183,705
Interest income, net	-	(10)	(103)	-
Income tax expense	4,928	24,311	57,665	61,235
Depreciation and amortization	11,465	9,901	33,270	25,604
EBITDA	$30,816	$107,997	$265,381	$270,544
Severance charges	1,222	-	1,222	-
Adjusted EBITDA	$32,038	$107,997	$266,603	$270,544

Net income as a percentage of net sales	7.7%	22.0%	19.1%	20.6%
EBITDA as a percentage of net sales (EBITDA margin)	16.4%	32.2%	29.0%	30.3%
Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA margin)	17.0%	32.2%	29.2%	30.3%

About Trex Company

Trex Company is the world’s largest manufacturer of high-performance, low-maintenance wood-alternative decking and railing, with more than 30 years of product experience. The #1 brand in outdoor living is proud to be named one of 2022’s Best U.S. Manufacturers by Industry Week and to have made Forbes’ 2021 List of America’s Best Mid-Sized Companies. Stocked in more than 6,700 retail locations worldwide, Trex outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. Also, Trex is a leading national provider of custom-engineered railing systems for the commercial and multi-family market, including performing arts venues and sports stadiums. For more information, visit trex.com. You also can follow Trex on LinkedIn (https://www.linkedin.com/company/trex-company/), Twitter (@Trex_Company), Instagram (@trexcompany), Pinterest (trexcompany) or Houzz (trexcompany-inc), “like” Trex on Facebook (@TrexCompany) or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products; the Company’s ability to obtain raw materials at acceptable prices; increasing inflation in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of upcoming data privacy laws and the General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics, including the strain of coronavirus known as COVID-19; and material adverse impacts related to employee shortages or increases in employment costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)

Net sales	$188,472	$335,872	$913,950	$892,991
Cost of sales	142,264	207,622	575,452	550,668
Gross profit	46,208	128,250	338,498	342,323
Selling, general and administrative expenses	26,857	33,931	106,387	102,880
Gain on insurance proceeds	-	(3,777)	-	(5,497)
Income from operations	19,351	98,096	232,111	244,940
Interest income, net	-	(10)	(103)	-
Income before income taxes	19,351	98,106	232,214	244,940
Provision for income taxes	4,928	24,311	57,665	61,235
Net income	$14,423	$73,795	$174,549	$183,705
Basic earnings per common share	$0.13	$0.64	$1.55	$1.59
Basic weighted average common shares outstanding	110,140,496	115,344,015	112,609,684	115,455,543
Diluted earnings per common share	$0.13	$0.64	$1.55	$1.59
Diluted weighted average common shares outstanding	110,300,017	115,625,760	112,787,994	115,767,426
Comprehensive income	$14,423	$73,795	$174,549	$183,705

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	September 30,	December 31,
	2022	2021

ASSETS
Current assets:

Cash and cash equivalents	$5,885	$141,053
Accounts receivable, net	88,753	151,096
Inventories	132,115	83,753
Prepaid expenses and other assets	18,647	25,152
Total current assets	245,400	401,054
Property, plant and equipment, net	536,359	460,365
Operating lease assets	34,933	34,571
Goodwill and other intangible assets, net	18,687	19,001
Other assets	6,519	5,330
Total assets	$841,898	$920,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$21,880	$24,861
Accrued expenses and other liabilities	76,495	58,041
Accrued warranty	6,300	5,800
Line of credit	76,000
Total current liabilities	180,675	88,702
Deferred income taxes	43,967	43,967
Operating lease liabilities	27,909	28,263
Non-current accrued warranty	21,249	22,795
Other long-term liabilities	11,560	11,560
Total liabilities	285,360	195,287

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 360,000,000 shares authorized; 140,820,288 and 140,734,753 shares issued and 109,874,171 and 115,148,152 shares outstanding at September 30, 2022 and December 31, 2021, respectively	1,408	1,407
Additional paid-in capital	129,784	127,787
Retained earnings	1,120,598	946,048
Treasury stock, at cost, 30,946,057 and 25,586,601 shares at September 30, 2022 and December 31, 2021, respectively	(695,252)	(350,208)
Total stockholders’ equity	556,538	725,034
Total liabilities and stockholders’ equity	$841,898	$920,321

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30
	2022	2021
	(unaudited)
Operating Activities
Net income	$174,549	$183,705
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	33,269	25,604
Stock-based compensation	3,531	6,195
Gain on disposal of property, plant and equipment	(43)	(1,057)
Other non-cash adjustments	(171)	(40)
Changes in operating assets and liabilities:
Accounts receivable	62,343	(158,813)
Inventories	(48,362)	(5,399)
Prepaid expenses and other assets	7,125	(4,311)
Accounts payable	(3,769)	17,219
Accrued expenses and other liabilities	8,842	28,472
Income taxes receivable/payable	7,079	21,484

Net cash provided by operating activities	244,393	113,059

Investing Activities
Expenditures for property, plant and equipment	(108,163)	(124,451)
Proceeds from sales of property, plant and equipment	45	1,355
	-
Net cash used in investing activities	(108,118)	(123,096)

Financing Activities
Borrowings under line of credit	156,000	416,000
Principal payments under line of credit	(80,000)	(416,000)
Repurchases of common stock	(347,957)	(58,945)
Proceeds from employee stock purchase and option plans	1,381	1,323
Financing costs	(867)	-

Net cash used in financing activities	(271,443)	(57,622)

Net decrease in cash and cash equivalents	(135,168)	(67,659)
Cash and cash equivalents at beginning of period	141,053	121,701

Cash and cash equivalents at end of period	$5,885	$54,042

Contacts

Dennis C. Schemm, Senior Vice President and Chief Financial Officer
540-542-6300

Lynn Morgen/Viktoriia Nakhla, ADVISIRY Partners
212-750-5800